UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in its Current Report on Form 8-K/A that YRC Worldwide Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2011, the Company and certain other parties reached a non-binding agreement in principle in the form of a term sheet entitled “Summary of Principal Terms of Proposed Restructuring” (the “Term Sheet”) setting forth the material terms of the potential restructuring of the Company and its subsidiaries (the “Restructuring”), thereby satisfying an important condition under the Company’s Credit Agreement (as defined below), Contribution Deferral Agreement (as defined below), ABS Facility (as defined below) and agreement with the Teamsters National Freight Industry Negotiating Committee (“TNFINC”) on behalf of the International Brotherhood of Teamsters (the “IBT”) regarding a restructuring. The Restructuring is intended to improve the Company’s balance sheet and its liquidity with which to operate and grow its business and to position the Company to achieve long-term success for the benefit of its customers, employees, creditors and stockholders.

Lender Support Agreement

On April 29, 2011, the Company entered into a support agreement (the “Support Agreement”) with certain lenders (the “participating lenders”) holding claims in outstanding borrowings, deferred interest and fees and letters of credit (“credit agreement claims”) under the Company’s credit agreement, dated as of August 17, 2007 (as amended, the “Credit Agreement”), among the Company, certain of its subsidiaries, JPMorgan Chase Bank, National Association, as agent (the “Agent”), and the other lenders that are parties thereto (the “Lenders”) pursuant to which such participating lenders have agreed, among other things, to support the Restructuring by tendering their credit agreement claims in the Exchange Offer (as defined below). Each such lender has also agreed not to transfer any beneficial ownership in its credit agreement claims, provided that transfers to other persons who are participating lenders or are “accredited investors” and who execute a joinder to become bound by the Support Agreement are permitted. Any transfer of credit agreement claims must also satisfy the transfer requirements under the Credit Agreement. The participating lenders hold more than 95% of the principal amount of outstanding credit agreement claims.

Under the Support Agreement, among other things, the Company must use its commercially reasonable efforts to support and complete the Restructuring, negotiate related definitive transaction documents, take certain actions related to the Merger (as described below) and file a registration statement related to the Exchange Offer (as defined below) and related transactions with the SEC.

The Restructuring

Pursuant to the Support Agreement, the Restructuring contemplates an exchange offer for certain credit agreement claims and related interdependent transactions that will be simultaneously completed at the closing of the exchange offer. The Restructuring contemplates:

•	with respect to credit agreement claims,

i.	an exchange offer (the “Exchange Offer”), whereby the Lenders under the Credit Agreement would receive in respect of a portion of such claims (a) newly issued Series B Convertible Preferred Stock (the “Series B Preferred Stock”) convertible into approximately 72.5% (subject to dilution as described below) of the restructured Company’s outstanding common stock (the “New Common Stock”) and (b) $140.0 million in aggregate principal amount of the Company’s new 10% Series A Convertible Senior Secured Notes due 2015 that are convertible into additional shares of New Common Stock (the “Restructured Convertible Secured Notes”),

ii.	the letters of credit facility under the Credit Agreement and outstanding letters of credit would remain in place, and

iii.	the Company and its subsidiaries would enter into an amended term loan facility with the Lenders for a portion of remaining borrowing claims under the Credit Agreement not satisfied in (i) above;

•

additionally, the Lenders would purchase and the Company would sell for cash pursuant to subscription rights issued in connection with the Exchange Offer an aggregate principal amount of $100.0 million of the Company’s newly issued 10% Series B Convertible Senior Secured Notes due 2015 (the “New Money Convertible Secured Notes” and together with the Restructured Convertible Secured Notes, the “New Convertible Secured Notes”), the proceeds of which would be retained by the Company for use in its business;

•

the ABS Facility (as defined below) would be refinanced in full with an asset-based lending facility (the “ABL facility”), which is expected to provide additional liquidity through a higher advance rate than the receivable purchase rate under the ABS Facility;

•

the note securing the Company’s deferred multi-employer pension contributions (the “Pension Note”) would be amended to (i) extend the maturity until March 31, 2015, (ii) defer any accrued interest and fees until maturity, (iii) provide for contract rate cash interest payments and (iv) eliminate any mandatory amortization payments (other than in connection with permitted sales of certain collateral);

•

in consideration for consent to the Restructuring by TNFINC on behalf of employees represented by the IBT, shares of newly issued Series B Preferred Stock convertible into approximately 25% (subject to dilution as described below) of the Company’s New Common Stock would be issued to a trust or a deferred tax qualified plan (the “Plan”) and allocated among certain eligible employees represented by the IBT; and

•

the Company’s board of directors would consist of six members nominated by the Steering Group (as defined below), two members nominated by TNFINC and one member that will be the chief executive officer-director (the “New Board”);

“Steering Group” means the informal group of unaffiliated Lenders and Participants (as defined in the Credit Agreement) represented by Akin Gump Strauss Hauer & Feld LLP and Houlihan Lokey Howard & Zukin Capital, Inc.; provided, that the Lenders that make up the Steering Group may change from time to time as and when such changes are identified to the Agent and the Company.

“Steering Group Majority” means the Lenders of the Steering Group representing more than 50% of the Steering Group’s exposure under the Credit Agreement (including participations).

The Series B Preferred Stock (and the New Common Stock into which it may be converted) issued in connection with the Exchange Offer to the Lenders and to the Plan would be subject to dilution by a management equity incentive plan to be implemented by the New Board as soon as reasonably practicable after the closing of the Exchange Offer (the “Management Incentive Plan”) and by common stock issued upon conversion of the New Convertible Secured Notes.

Following the closing of the Exchange Offer, the Company will file a proxy statement with the SEC for the solicitation of votes to approve a merger (the “Merger”) pursuant to which a wholly owned subsidiary of the Company would merge into the Company, with the Company the surviving corporation and having an amended and restated certificate of incorporation permitting the automatic conversion of the Series B Preferred Stock into New Common Stock and providing for sufficient authorized shares of New Common Stock to permit the conversion of the New Convertible Secured Notes into New Common Stock. The Series B Preferred Stock will be permitted to vote on the Merger on an as-converted basis along with the holders of the Company’s then outstanding common stock, as a single class. The New Convertible Secured Notes would be permitted to vote on an as-converted basis with the Company’s common stock after the Merger is completed.

In the event the Exchange Offer and related interdependent transactions as contemplated by the Support Agreement are completed, the Company anticipates that the current stockholders of the Company will hold approximately 2.5% of the Company’s common stock as of the closing of the Exchange Offer, subject to further dilution by the Management Incentive Plan and the New Convertible Secured Notes.

Obligations of Company and Participating Lenders to Complete the Exchange Offer

The obligations of the Company and the participating lenders to consummate the Exchange Offer are conditioned upon the following to occur:

•

the registration statement for the Exchange Offer and related transactions shall have been declared effective by the SEC and shall remain effective, and on or before the closing of the Exchange Offer, the Company shall have made public any then material nonpublic information theretofore disclosed by it or its representatives to the participating lenders who had agreed to receive private information from the Company;

•

the initial funding under the ABL facility shall have occurred (or shall occur substantially concurrently with completion of the Exchange Offer) and be in form and substance acceptable to the Agent, the Steering Group Majority and the Company, each in their sole discretion;

•

the offering of the New Money Convertible Secured Notes, with aggregate net proceeds to the Company of not less than $100.0 million, shall have closed (or will close simultaneously with completion of the Exchange Offer);

•

each of the approved definitive transaction documents, which by their terms are to be effective at or prior to completion of the Exchange Offer, shall have become effective and be in full force and effect;

•	certain agreements related to multi-employer pension funds shall be in full force and effect;

•	the Plan, in form and substance acceptable to the Company, the Agent and the Steering Group Majority, shall have been established by the Company and be in full force and effect;

•

the New Board, other than the IBT director designees, shall have been elected or designated by the existing members of the board of directors as “continuing directors” (provided that the director candidates were selected by the Agent and Steering Group Majority at least ten (10) days prior to the closing of the exchange offer) and a new chief executive officer and chief financial officer shall have commenced employment with the Company, in each case unless otherwise waived by the Agent and Steering Group Majority; and

•

100% of the participating lenders shall have agreed to the Exchange Offer and validly and timely tendered, delivered and not withdrawn their tender into the Exchange Offer and not changed, revoked or withdrawn such agreement or tender.

Termination

The support agreement will terminate under certain circumstances, including, but not limited to (each, a “support termination event”):

•	by the mutual written consent of the Company and 66 2/3% of the aggregate amount of outstanding credit agreement claims of the participating lenders;

•	at 5:00 p.m. prevailing Eastern Time on July 22, 2011, as to each participating lender who has not agreed to extend such date;

•	upon the occurrence of any of the following, unless waived or extended by the Agent and the Steering Group Majority:

•	at 5:00 p.m. prevailing Eastern Time on May 17, 2011 if the Company has not filed with the SEC one or more registration statements and/or other appropriate documents for the Exchange Offer;

•

at 5:00 p.m. prevailing Eastern Time on June 15, 2011 if the Company has not delivered to the Agent and the Steering Group Majority binding commitments with respect to the ABL facility in an aggregate amount not less than $300 million in form and substance acceptable to the Company, the Agent and the Steering Group Majority;

•	at 5:00 p.m. prevailing Eastern Time on June 22, 2011 unless the Company has commenced the Exchange Offer (the “solicitation commencement date”); or

•	if the Exchange Offer has not been consummated within 15 business days after the solicitation commencement date.

•	certain events of bankruptcy or dissolution including an involuntary proceeding against the Company;

•

three (3) business days after the Company furnishes the participating lenders with written notice of its intent, in the exercise of its fiduciary duties and based, at least in part, upon the advice of its outside legal counsel to the board of directors of the Company, to take any action that is prohibited under the Support Agreement or to refrain from taking any action that is required under the Support Agreement,

•	certain events of non-cured material breach by the parties;

•	a default or event of default under the Credit Agreement that is not waived or cured as provided in the Credit Agreement;

•

IBT terminating, or threatening in writing to terminate, its memorandum of understanding with respect to the restructuring plan or upon the occurrence of any termination event under TNFINC Support Agreement (as defined below);

•	upon the occurrence of a material adverse effect (as defined in the Support Agreement); and

•

on June 30, 2011, unless certain agreements relating to contributions to the Company’s multi-employer pension funds are reached in writing, or any such agreement is terminated, amended or modified in a manner adverse to the Company or the participating lenders, or otherwise ceases to be in full force and effect.

A support termination event may be waived only upon the written approval of 75% of the aggregate amount of outstanding credit agreement claims of the participating lenders.

Amendment

Approved definitive transactional documents may be amended, modified or supplemented to the extent that such amendments are not materially inconsistent with the Term Sheet with the written approval of (i) the Company, (ii) the Agent and (iii) the Steering Group Majority; provided that such amendment, modification or other supplement does not impose less favorable treatment of any participating lender’s credit agreement claims, or any group of participating lenders’ credit agreement claims, or its rights and obligations under the Support Agreement and under the approved definitive transaction documents compared to those of the participating lenders generally, without such participating lender’s, or such group of participating lenders’, express written consent.

The Support Agreement may be amended (to the extent such amendment is consistent with the approved definitive transaction documents) only upon the written approval of (i) the Company and (ii) 75% of the aggregate amount of outstanding credit agreement claims of the participating lenders. Any other amendment to the Support Agreement will require the written approval of (x) the Company and (y) each participating lender.

A copy of the Support Agreement and the Term Sheet are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein. The description of the material terms of the Support Agreement and the Restructuring is qualified in its entirety by reference thereto.

TNFINC Support Agreement

On April 29, 2011, the Company entered into a support agreement (the “TNFINC Support Agreement”) with TNFINC pursuant to which TNFINC has agreed, among other things, to support the Restructuring. The conditions to TNFINC’s obligations under the TNFINC Support Agreement are substantially similar to those under the Support Agreement except that, with respect to the ABL facility, the TNFINC Support Agreement requires, among other things, $350 million in lending capacity and $80 million of availability under the ABL facility.

The TNFINC Support Agreement will terminate under certain circumstances, including, but not limited to (i) upon the occurrence of a material adverse effect; (ii) certain events of bankruptcy or dissolution including an involuntary proceeding against the Company; or (iii) on June 1, 2011, unless certain agreements relating to contributions to the Company’s multi-employer pension funds are reached in writing, or any such agreement is terminated, amended or modified in a manner adverse to the Company or the participating lenders, or otherwise ceases to be in full force and effect.

A copy of the TNFINC Support Agreement is attached as Exhibit 99.3 hereto and is incorporated by reference herein. The description of the material terms of the TNFINC Support Agreement is qualified in its entirety by reference thereto.

Credit Agreement Amendment

On April 29, 2011, the Company and certain of its subsidiaries entered into Amendment No. 21 (the “Credit Agreement Amendment”) to the Credit Agreement. The Credit Agreement Amendment:

•

amends the Documentation Condition described in the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2010, as updated by the Company’s Current Report on Form 8-K/A filed with the SEC on March 1, 2011, so that the Lender Support Agreement, the TNFINC Support Agreement and the CDA Amendment 10 (as defined below) collectively satisfy the Documentation Condition;

•	extends the deadline by which the Consolidated EBITDA (as defined in the Credit Agreement) covenant levels must be set by the Company, the Agent and the Required Lenders to July 22, 2011;

•

amends the definition of Deferral Suspension Event (as defined in the Credit Agreement) to permit payments to employee benefit pension plans (including multi-employer plans) at the times and in the amounts required by the labor agreement previously reached with the IBT described under the caption “Tentative Labor Agreement” in Item 8.01 of the Company’s Current Report on Form 8-K filed with the SEC on September 29, 2010; and

•

amends the definition of Deferral Termination Date (as defined in the Credit Agreement) to permit the reimbursement of fees and expenses pursuant to the terms of the Contribution Deferral Agreement, as amended by CDA Amendment 10 (as defined below).

Asset-Backed Securitization Amendment

On April 29, 2011, the Company as Performance Guarantor, Yellow Roadway Receivables Funding Corporation (“YRRFC”), as Seller and the Co-Agents party thereto entered into an amendment (the “ABS Amendment”) to the Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008 (as amended, the “ABS Facility”), among the Seller, Falcon Asset Securitization Company LLC, Three Pillars Funding LLC and Amsterdam Funding Corporation, as Conduits; the financial institutions party thereto, as Committed Purchasers; Wells Fargo Bank, N.A. (successor to Wachovia Bank, National Association), as Wells Fargo Agent and LC Issuer, SunTrust Robinson Humphrey, Inc., as Three Pillars Agent; The Royal Bank of Scotland plc (successor to ABN AMRO Bank N.V.), as Amsterdam Agent; and JPMorgan Chase Bank, N.A., as Falcon Agent and Administrative Agent.

Similar to the Credit Agreement Amendment, the ABS Amendment extends the deadline by which the Consolidated EBITDA (as defined in the Credit Agreement) covenant levels must be set by the Company and the Required Co-Agents (as defined in the ABS Facility) to July 22, 2011.

In connection with the ABS Amendment, the Co-Agents consented to the Credit Agreement Amendment, confirmed that the Documentation Condition (as defined in the Credit Agreement) has been satisfied and agreed to extend the deferral of the $5.0 million commitment fee due on May 2, 2011 to the fifth day following July 22, 2011 (or if such fifth day is not a business day, the next succeeding business day); provided that those amounts may become due earlier upon the occurrence of the events described in the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2010, as updated by the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on March 1, 2011. In addition, pursuant to the terms of the ABS Amendment, if a support termination event (as defined in the Support Agreement) occurs under the Support Agreement and any party to the Credit Agreement demands payment of any amount in the nature of fees or interest that have been deferred, suspended or otherwise not paid when due, all deferred interest and fees under the ABS Facility will become due and payable. If the ABS Facility is refinanced on or before the date the deferred interest and commitment fees are due, then YRRFC will not have to pay the deferred commitment fees.

Contribution Deferral Agreement

On April 29, 2011, YRC Inc., USF Holland Inc., New Penn Motor Express Inc., USF Reddaway Inc. and each of the guarantors party thereto (each a subsidiary of the Company), Wilmington Trust Company, as agent, and Majority Funds (as defined in the Contribution Deferral Agreement) entered into Amendment No. 9 to the Contribution Deferral Agreement (the “CDA Amendment 9”).

Pursuant to the CDA Amendment 9, the Documentation Condition in connection with the Restructuring was amended so that (i) an amendment to the Contribution Deferral Agreement in respect of the Restructuring, signed by all of the funds party to the Contribution Deferral Agreement, (ii) an agreement to support the Restructuring with respect to the Credit Agreement, signed by at least 90% of the lenders party thereto, and (iii) the TNFINC Support Agreement collectively satisfied the Documentation Condition.

On April 29, 2011, YRC Inc., USF Holland Inc., New Penn Motor Express Inc., USF Reddaway Inc. and each of the guarantors party thereto (each a subsidiary of the Company), the pension funds party to the Contribution Deferral Agreement and Wilmington Trust Company, as agent, entered into Amendment No. 10 to the Contribution Deferral Agreement (the “CDA Amendment 10”).

As of the date of the CDA Amendment 10, the Supermajority Funds (as defined in the Contribution Deferral Agreement) approved the extension of the termination date of the deferral of monthly amortization payments and monthly interest payments is extended to July 22, 2011 (or such later date as may be agreed by the Supermajority Funds), and, with all Funds’ (as defined in the Contribution Deferral Agreement) approval, effective upon satisfaction of the conditions precedent therein, including closing of the Exchange Offer, the Contribution Deferral Agreement, including schedules and exhibits thereto will be amended and restated to effect changes to certain provisions in connection with the Restructuring.

The Company cannot provide you with any assurances that any restructuring can be completed out-of-court or whether the Company will be required to implement the Restructuring under the supervision of a bankruptcy court, in which event, the Company cannot provide you with any assurances that the terms of any such restructuring will not be substantially and materially different from any description in this Current Report on Form 8-K or that an effort to implement an in-court restructuring would be successful.

IMPORTANT INFORMATION ABOUT THE RESTRUCTURING

This Current Report on Form 8-K is filed to report the material terms of material definitive agreements as required by Item 1.01 of Current Report on Form 8-K, and this Current Report on Form 8-K, the news release attached hereto and the description of the potential Restructuring set forth herein do not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any of the securities referred to herein or therein and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offer and sale of the securities referred to herein or therein has not been registered under the Securities Act of 1933, as amended, and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements.

Forward-Looking Statements

This Current Report on Form 8-K and the news release attached hereto contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “will,” “would,” “anticipate,” “expect,” “believe,” “intend” and similar expressions are intended to identify forward-looking statements. It is important to note that any restructuring will be subject to a number of significant conditions, including, among other things, the satisfaction or waiver of the conditions contained in the definitive agreements related to the restructuring and the lack of unexpected or adverse litigation results. The Company cannot provide you with any assurances that the conditions contained in the definitive agreements related to the restructuring will be satisfied or that the restructuring can be completed in the timeframes required under the Company’s various agreements with its stakeholders. The Company cannot provide you with any assurances that any restructuring can be completed out-of-court or whether the Company will be required to implement the restructuring under the supervision of a bankruptcy court, in which event, the Company cannot provide you with any assurances that the terms of any such restructuring will not be substantially and materially different from the Term Sheet or any description in this Current Report on Form 8-K or that an effort to implement an in-court restructuring would be successful. In addition, even if a restructuring is completed, the Company’s future results could differ materially from any results projected in such forward-looking statements because of a number of factors, including (among others), the effect of any restructuring, whether out-of-court or in-court, may have on the Company’s customers’ willingness to ship their products on the Company’s transportation network, the Company’s ability to generate sufficient cash flows and liquidity to fund operations, which raises substantial doubt about the Company’s ability to continue as a going concern, inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the Company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Support Agreement, dated April 29, 2011, by and among the Company and certain lenders under its Credit Agreement.

99.2	Summary of Principal Terms of Proposed Restructuring, dated as of April 21, 2011.

99.3	Support Agreement, dated as of April 29, 2011, by and among the Companyand TNFINC,

99.4	News Release dated April 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: April 29, 2011	By:	/s/ William D. Zollars William D. Zollars Chairman of Board Directors, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Support Agreement, dated April 29, 2011, by and among the Company and certain lenders under its Credit Agreement.

99.2	Summary of Principal Terms of Proposed Restructuring, dated as of April 21, 2011.

99.3	Support Agreement, dated as of April 29, 2011, by and among the Company and TNFINC,

99.4	News Release dated April 29, 2011.